"The Needham Funds, Inc."
10f-3 Transactions
         Shares Purchased
Company Ticker Trade Date Executing Broker Needham Manager or Co-Manager? IPO or Secondary Total Offering Offering Price / Fund Price Paid  Needham Growth Fund Needham Aggressive Growth Fund Needham Small Cap Growth Fund Lead Managers
Intellia Therapeutics NTLA 5/6/16 Credit Suisse No IPO " $90,000,000.00 "  18.00    282   115   60  "Credit Suisse, Jefferies & Co., Leerink Patners LLC"
Acacia Communications ACIA 5/13/16 Goldman Sachs Yes IPO " $4,500,000.00 "  23.00    282   115   60  "Goldman Sachs, Bank of America Merrill Lynch, Deutsche Bank Securities, Inc."
US Foods Holding Corp USFD 5/26/16 Goldman Sachs No IPO " $44,440,000.00 "  23.00    284   116   61  "Goldman Sachs, JP Morgan, Morgan Stanley, KKR Capital Markets, Wells Fargo Securities, Deutsche Bank Securities, Credit Suisse, Citigroup, Bank of America Merrill Lynch"
"Impinj, Inc." PI 7/21/16 RBC Capital Yes IPO " $4,600,000.00 "  14.00    293   121   59  "RBC Capital Markets, Pacific Crest Securites and Piper Jaffray & Co."
"At Home Group, Inc." HOME 8/4/16 Goldman Sachs No IPO " $8,670,000.00 "  15.00    290   121   59  "Bank of America Merrill Lynch, Goldman Sachs, Jefferies & Co, Morgan Stanley"
"Everbridge, Inc." EVBG 9/16/16 Credit Suisse No IPO " $7,500,000.00 "  12.00   " 1,434 "  602   297  "Credit Suisse, Bank of America Merrill Lynch"
"Trade Desk, Inc." TTD 9/21/16 Jefferies Yes IPO " $4,670,000.00 "  18.00   " 31,582 " " 13,326 " " 6,522 " "Citi, Jefferies, RBC Capital Markets"
"Nutanix, Inc." NTNX 9/30/16 Morgan Stanley Yes IPO " $14,000,000.00 "  16.00   " 2,879 " " 1,229 "  627  "Goldman Sachs, JP Morgan, Morgan Stanley, RBC Capital Markets"
"Quantenna Communications
" QTNA 10/28/16 Morgan Stanley Yes IPO " $6,700,000.00 "  16.00    279   123   67  "Morgan Stanley, Barclays Bank PLC, Deutsche Bank Securities Inc."
Trivago N.V. ADR Class A TRVG 12/16/16 Morgan Stanley No IPO " $28,530,000.00 "  11.00   " 1,381 "  667   394  "JP Morgan Securities, Allen & Co, Bank of America Merrill Lynch, Citigroup Inc., Deutsche Bank, Goldamn Sachs, Morgan Stanley"